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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2001

First Virtual Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
000-23305 (Commission File No.)	77-0357037 (IRS Employer Identification No.)

3393 Octavius Drive
Santa Clara, California 95054
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 567-7200

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 7.(b)	Pro forma financial information.

On June 19, 2001, First Virtual Communications, Inc., a Delaware corporation ("First Virtual Communications") completed a merger with CUseeMe Networks, Inc. ("CUseeMe"), a Delaware corporation (the "Merger"). The Merger was effected in accordance with the Agreement and Plan of Merger and Reorganization, dated as of March 22, 2001 (the "Agreement"), by and among First Virtual Communications, FVC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of First Virtual Communications ("Merger Sub"), and CUseeMe, pursuant to which Merger Sub was merged with and into CUseeMe, and CUseeMe became a wholly-owned subsidiary of First Virtual Communications. Pursuant to the Agreement, upon consummation of the Merger on June 19, 2001, each share of CUseeMe common stock was converted into the right to receive 1.254 shares of First Virtual Communications common stock.
The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2001 are incorporated herein by reference to Exhibit 99.1 which is filed with this Form 8-K.
ITEM 7.(c)	Exhibits.
99.1 Unaudited Pro Forma Combined Condensed Statements of Operations.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST VIRTUAL COMMUNICATIONS, INC.

Dated: May 10, 2002	By:	/s/ TIMOTHY R. ROGERS Timothy R. Rogers Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Unaudited Pro Forma Combined Condensed Statements of Operations.

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SIGNATURE
INDEX TO EXHIBITS